CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, both included in Post-Effective Amendment No. 59 to the Registration Statement on Form N-1A (No. 811-6526) of Willamette Value Fund of The Coventry Group and to the use of our report dated April 28, 1999, incorporated therein by reference which is incorporated by reference into Post-Effective Amendment No. 67 to the Registration Statement on Form N-1A (No. 811-6526) of Willamette Value Fund of The Coventry Group.

                                          /s/  ERNST & YOUNG LLP
                                          ERNST & YOUNG LLP


Columbus, Ohio
April 13, 2000